EXHIBIT 10.1

NATIONAL PENN BANCSHARES, INC. CAPITAL ACCUMULATION PLAN
(Amended and Restated Effective January 1, 1997)

(Revised 2001)

Amendment No. 13

National Penn Bancshares, Inc. (the "Company") adopted the National Penn Bancshares, Inc. Capital Accumulation Plan (Amended and Restated Effective January 1, 1997) (Revised 2001)(the "Plan") for the benefit of certain of its Employees (as defined in the Plan) and its subsidiaries' Employees. The Company subsequently amended the Plan by Amendment Nos. 1-12 thereto.

The Company hereby further amends the Plan as hereinafter set forth effective April 1, 2006.

1.	Schedule A to the Plan is amended to add "Nittany Financial Corp. and subsidiaries" under the heading "Entity" and to add across from it the date "January 26, 2006" under the heading "Date".

2.
Employees of the Nittany Bank Division of National Penn Bank shall become eligible to participate with respect to the payroll period for which payment is made on April 6, 2006. The following special rules shall apply with respect to participation of such Employees for the 2006 Plan Year.

(a) All Employees of the Nittany Bank Division of National Penn Bank that have satisfied the Plan's eligibility requirements on April 6, 2006 shall be eligible to participate on that date. Employees who have not then satisfied the requirements shall become eligible on the Entry Date that they satisfy the Plan's eligibility requirements.

(b) Subsection 4(d) shall apply with respect to Compensation paid on or after April 6, 2006, and any year-end adjustment in matching contribution shall be made with respect to elective contributions from and after April 6, 2006 and the matching contribution rate under this Plan. No consideration shall be given to elective contributions or matching contributions made under the plan sponsored by Nittany Bank.

(c) For purposes of subsection 4(n), "Compensation" shall only include amounts paid on or after the later of April 6, 2006, and the Entry Date on which an Employee of the Nittany Bank Division becomes eligible to participate in the Plan.

Executed this 8th day of May, 2006.

Attest:		NATIONAL PENN BANCSHARES, INC.

By:	/s/ H. Anderson Ellsworth	By:	/s/ Earl J. Houseknecht
Name:	H. Anderson Ellsworth, Esq.	Name:	Earl J. Houseknecht
Title:	Senior Vice President	Title:	Executive Vice President,
Human Resources Director